EXHIBIT 99.1

Broadwind Energy Announces Second-Quarter 2016 Results

Tower Revenue Lower as Expected, Successful Cost Management Evident

Highlights:

  Booked $176 million in new orders; quarter-end backlog rises to $219 million
  Revenue of $43 million in Q2 2016 down from $63 million in Q2 2015 as expected – lower volume and lower steel prices
  Cost reductions on track — $4.0 million of savings during first half of 2016
  Break-even income from continuing operations in Q2 2016, compared to $3.4 million, or $.23 per share, in Q2 2015
  Cash and short-term investments totaled $11 million at quarter-end, following $2.4 million early pay-down of debt; credit line remains undrawn

CICERO, Ill., July 28, 2016 (GLOBE NEWSWIRE) -- Broadwind Energy, Inc. (NASDAQ:BWEN) reported sales of $43.4 million in Q2 2016, down 31% compared to $62.6 million in Q2 2015 as a result of lower Towers and Weldments segment revenue due to lower volume and material costs, and reduced Gearing segment revenue due to lower demand from oil & gas and mining customers.

The Company reported break-even results for continuing operations in Q2 2016, compared to net income from continuing operations of $3.4 million, or $.23 per share, in Q2 2015. The $.23 per share reduction was due to the timing of tower deliveries in 2015 and a less profitable mix of towers produced in the Towers and Weldments segment, partially offset by significant operational improvements in the Company’s Abilene, TX tower facility and successful cost management actions across the Company.

The Company reported a net loss from discontinued operations of $.5 million, or $.03 per share, in Q2 2016, compared to a net loss from discontinued operations of $1.8 million, or $.12 per share, in Q2 2015.

The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) of $2.1 million in Q2 2016, compared to $6.1 million in Q2 2015 (see attached reconciliation of non-GAAP financial measure). The $4.0 million decrease was mainly attributable to the factors described above.

Broadwind CEO Stephanie Kushner stated, “Broadwind had a solid second quarter. We booked $176 million in new orders, essentially filling our tower backlog for the remainder of 2016 and locking in a significant portion of tower production through 2019. Gearing is seeing strength in the wind and steel markets that is helping to offset weak orders in the oil & gas and mining markets. Overall tower revenue was down compared to Q2 2015, as expected, attributable to lower steel costs, a spike in tower deliveries in the second quarter of last year and planned lower production in our Wisconsin plant. In Gearing, despite lower revenue, successful cost management efforts led to a narrowed operating loss compared to Q2 2015. Our cash outlook is strong, so we repaid $2.4 million of debt early, leaving only the low-interest subsidized loan in place.”

Ms. Kushner continued, “Our tower plants are running very well, and we are ahead of schedule on contracted deliveries despite a model changeover during the quarter. We are focused on securing remaining tower orders for 2017, expanding our gearing customer base and tightly managing costs across the Company. For the second half of the year, we expect to be modestly profitable on revenue of $86-90 million.”

For the six months ended June 30, 2016, revenue totaled $90.1 million, compared to $111.8 million for the six months ended June 30, 2015. The 19% reduction was due primarily to lower Towers and Weldments revenue attributable to lower steel and other material costs and 4% lower volumes, and lower Gearing revenue related to reduced demand from oil & gas and mining customers. Net loss from continuing operations for the six months ended June 30, 2016 was $.3 million, or $.02 per share, compared with net income from continuing operations of $.9 million, or $.06 per share, for the six months ended June 30, 2015. The decrease was due to a lower margin mix of towers sold and reduced Gearing revenue, largely offset by cost saving initiatives Company-wide. The Company reported non-GAAP adjusted EBITDA of $3.8 million for the six months ended June 30, 2016, down from $6.9 million for the six months ended June 30, 2015, due to the factors described above.

Orders and Backlog

The Company booked $176.2 million of net new orders in Q2 2016, up sharply from $55.2 million of orders booked in Q2 2015. Towers and Weldments orders, which vary considerably from quarter to quarter, totaled $170.6 million in Q2 2016, up substantially from $51.4 million in Q2 2015. Of the $170.6 million, $137 million was attributable to a multi-year framework agreement that locks up a significant portion of production capacity for the next three years. Gearing orders totaled $5.6 million in Q2 2016, nearly double the prior year period, due to strength in the wind and steel markets which offset very low orders from oil & gas customers, and continued weakness in mining.

At June 30, 2016, total backlog was $218.9 million, up significantly from backlog of $165.8 million at June 30, 2015.

Segment Results

Towers and Weldments
Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $38.0 million in Q2 2016, compared to $55.0 million in Q2 2015 due mainly to $6 million in lower steel and other material costs, which are generally passed through to customers and due to the absence of the $5 million timing benefit in Q2 2015 when towers completed in Q1 2015 and held in inventory pending customer acceptance were delivered. The decrease in sales was also attributable to 8% lower production driven by the timing of orders and steel deliveries, and a less profitable mix of towers produced in Q2 2016.

Towers and Weldments segment operating income in Q2 2016 totaled $2.7 million, compared to $7.2 million in Q2 2015, reflecting the volume and mix factors cited above, partially offset by significantly improved operating efficiencies at the Company’s Abilene, TX tower facility in Q2 2016.Towers and Weldments segment net income in Q2 2016 totaled $1.8 million compared to $4.7 million in Q2 2015. Non-GAAP adjusted EBITDA totaled $3.9 million in Q2 2016, compared to non-GAAP adjusted EBITDA of $8.1 million in Q2 2015, as a result of the factors described above. (See attached reconciliation of non-GAAP financial measure).

Gearing
Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel and wind applications.

Gearing segment sales totaled $5.4 million in Q2 2016, compared to $8.0 million in Q2 2015. The 32% reduction in sales was due to weaker demand from oil & gas and mining customers.

Despite the lower revenue, Gearing segment operating loss narrowed to $1.2 million in Q2 2016, compared to $1.5 million in Q2 2015. Successful cost management led to an overall reduction in fixed overhead and operating expenses which more than offset $.3 million in severance charges. Net Loss for the Gearing segment declined to $1.2 million in Q2 2016 compared to $1.5 million in Q2 2015. Non-GAAP adjusted EBITDA loss for Q2 2016 was $.5 million, compared to non-GAAP adjusted EBITDA loss of $.2 million in Q2 2015. ( See attached reconciliation of non-GAAP financial measure). The increase was primarily due to lower volumes, offset by strong cost control efforts.

Corporate
Corporate and other expenses totaled $1.4 million in Q2 2016, compared to $2.0 million in Q2 2015. Lower employee compensation costs and other cost savings initiatives contributed to this decrease.

Cash and Liquidity
During Q2 2016, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) increased by $3.0 million to $10.8 million, or 6% of Q2 2016 annualized sales, mainly due to a $2.0 million increase in inventory.

Capital expenditures in Q2 2016 totaled $1.0 million, up from $.6 million in Q2 2015.

At June 30, 2016, debt and capital lease obligations totaled $3.3 million, down from $5.5 million at March 31, 2016, due to an early pay-down of term debt during Q2 2016.

Cash assets (cash and short-term investments) totaled $11.1 million at June 30, 2016, compared to $15.4 million at March 31, 2016 due to the debt repayment described above. The Company’s credit line was undrawn at June 30, 2016.

About Broadwind Energy, Inc.
Broadwind Energy (NASDAQ:BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the central U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements

This release contains “forward‑looking statements”, as defined in Section 21E of the Securities Exchange Act of 1934, as amended. Forward‑looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions  with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and efforts to diversify our customer base and sector focus and leverage customer relationships across business units; (iii) our ability to continue to grow our business organically; (iv) the sufficiency of our liquidity and alternate sources of funding, if necessary; (v) our restructuring efforts, including estimated costs and saving opportunities; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; and (xi) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual results to be materially different from the forward-looking statements including, but not limited to, those set forth under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change and could.

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)

	June 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,501	$6,436
Short-term investments	3,605	6,179
Restricted cash	39	83
Accounts receivable, net of allowance for doubtful accounts of $159
and $84 as of June 30, 2016 and December 31, 2015, respectively	16,866	9,784
Inventories, net	21,047	24,219
Prepaid expenses and other current assets	1,333	1,530
Current assets held for sale	1,637	4,403
Total current assets	52,028	52,634
LONG-TERM ASSETS:
Property and equipment, net	51,310	51,906
Intangible assets, net	4,794	5,016
Other assets	336	351
TOTAL ASSETS	$108,468	$109,907

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$-	$2,799
Current portions of capital lease obligations	297	447
Accounts payable	15,736	13,822
Accrued liabilities	7,658	8,134
Customer deposits	11,383	9,940
Current liabilities held for sale	960	1,613
Total current liabilities	36,034	36,755
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,600	2,600
Long-term capital lease obligations, net of current portions	451	-
Other	2,310	3,060
Total long-term liabilities	5,361	5,660
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 15,124,046 and 15,012,789 shares issued as of June 30, 2016 and
December 31, 2015, respectively	15	15
Treasury stock, at cost, 273,937 shares as of June 30, 2016 and December 31, 2015,
respectively	(1,842)	(1,842)
Additional paid-in capital	378,536	378,104
Accumulated deficit	(309,636)	(308,785)
Total stockholders' equity	67,073	67,492
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$108,468	$109,907

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$43,380	$62,563	$90,137	$111,792
Cost of sales	39,238	54,064	82,033	100,548
Gross profit	4,142	8,499	8,104	11,244

OPERATING EXPENSES:
Selling, general and administrative	3,850	4,755	7,925	9,770
Intangible amortization	111	111	222	222
Restructuring	-	17	-	-
Total operating expenses	3,961	4,883	8,147	9,992
Operating Income/(loss)	181	3,616	(43)	1,252

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(152)	(247)	(306)	(401)
Other, net	5	(83)	17	27
Gain on sale of assets and restructuring	-	38	-	-
Total other (expense), net	(147)	(292)	(289)	(374)

Net income/(loss) before (benefit) provision for income taxes	34	3,324	(332)	878
(Benefit) provision for income taxes	(8)	(62)	(16)	15
INCOME/(LOSS) FROM CONTINUING OPERATIONS	42	3,386	(316)	863
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(516)	(1,771)	(535)	(4,263)
NET INCOME/(LOSS)	$(474)	$1,615	$(851)	$(3,400)

NETINCOME/( LOSS) PER COMMON SHARE - BASIC:
Income/(loss) from continuing operations	$0.00	$0.23	$(0.02)	$0.06
Loss from discontinued operations	(0.03)	(0.12)	(0.04)	(0.29)
Net Income/(loss)	$(0.03)	$0.11	$(0.06)	$(0.23)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	14,835	14,663	14,797	14,630

NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
Income (loss) from continuing operations	$0.00	$0.23	$(0.02)	$0.06
Loss from discontinued operations	(0.03)	(0.12)	(0.04)	(0.29)
Net income (loss)	$(0.03)	$0.11	$(0.06)	$(0.23)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	14,835	14,780	14,797	14,630

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(851)	$(3,400)
Loss from discontinued operations	(535)	(4,263)
Income/(Loss) from continuing operations	(316)	863

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	3,443	4,460
Impairment charges	-	38
Stock-based compensation	432	607
Allowance for doubtful accounts	75	14
Gain on disposal of assets	(138)	-
Changes in operating assets and liabilities:
Accounts receivable	(7,165)	(2,376)
Inventories	3,171	(8,291)
Prepaid expenses and other current assets	189	461
Accounts payable	1,891	(691)
Accrued liabilities	(476)	(1,494)
Customer deposits	1,433	(13,845)
Other non-current assets and liabilities	(751)	(463)
Net cash provided by (used in) operating activities of continuing operations	1,788	(20,717)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available for sale securities	(3,581)	(1,884)
Sales of available for sale securities	95	5,083
Maturities of available for sale securities	6,060	4,825
Purchases of property and equipment	(1,966)	(1,328)
Proceeds from disposals of property and equipment	554	-
Decrease in restricted cash	44	-
Net cash provided by investing activities of continuing operations	1,206	6,696

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on lines of credit and notes payable	-	(80,685)
Proceeds from lines of credit and notes payable	-	81,212
Proceeds from long-term debt	-	5,000
Payments on long-term debt	(2,799)	-
Principal payments on capital leases	(328)	(451)
Net cash (used in) provided by financing activities of continuing operations	(3,127)	5,076

DISCONTINUED OPERATIONS:
Operating cash flows	907	(2,393)
Investing cash flows	303	(276)
Financing cash flows	(12)	(5)
Net cash provided by (used in) discontinued operations	1,198	(2,674)

Add: Cash balance of discontinued operations, beginning of period	-	93
Less: Cash balance of discontinued operations, end of period	-	21

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,065	(11,547)
CASH AND CASH EQUIVALENTS, beginning of the period	6,436	12,056
CASH AND CASH EQUIVALENTS, end of the period	$7,501	$509

Supplemental cash flow information:
Interest paid	$267	$293
Income taxes paid	$12	$35
Non-cash investing and financing activities:
Issuance of restricted stock grants	$432	$607

BROADWIND ENERGY, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
ORDERS:
Towers and Weldments	$170,637	$51,392	$206,072	$63,163
Gearing	5,588	3,878	9,129	13,796
Total orders	$176,225	$55,270	$215,201	$76,959

REVENUES:
Towers and Weldments	$37,963	$55,032	$79,978	$96,060
Gearing	5,417	7,966	10,177	16,574
Corporate and Other	-	(435)	(18)	(842)
Total revenues	$43,380	$62,563	$90,137	$111,792

OPERATING PROFIT/(LOSS):
Towers and Weldments	$2,725	$7,156	$5,966	$8,290
Gearing	(1,189)	(1,524)	(2,392)	(2,736)
Corporate and Other	(1,355)	(2,016)	(3,617)	(4,302)
Total operating profit/(loss)	$181	$3,616	$(43)	$1,252

Non-GAAP Financial Measure
The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, and stock compensation) as supplemental information regarding the Company’s business performance. The Company’s management uses adjusted EBITDA when it internally evaluates the performance of the Company’s business, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

BROADWIND ENERGY, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Income/(Loss)	$42	$3,386	$(316)	$863
Interest Expense	152	247	306	401
Income Tax Provision/(Benefit)	(8)	(62)	(16)	15
Depreciation and Amortization	1,787	2,203	3,443	5,097
Share-based Compensation and Other Stock Payments	174	343	433	606
Restructuring Expense	-	(21)	-	-
Adjusted EBITDA (Non-GAAP)	$2,147	$6,096	$3,850	$6,982

Towers and Weldments Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net Income	$1,801	$4,721	$3,941	$5,511
Interest Expense	6	1	16	4
Income Tax Provision/(Benefit)	923	2,464	2,027	2,879
Depreciation and Amortization	1,094	915	2,060	1,829
Share-based Compensation and Other Stock Payments	37	19	75	34
Restructuring Expense	-	(21)	-	-
Adjusted EBITDA (Non-GAAP)	$3,861	$8,099	$8,119	$10,257

Gearing Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Loss	$(1,194)	$(1,534)	$(2,401)	$(2,759)
Interest Expense	3	9	7	21
Income Tax Provision/(Benefit)	1	1	2	4
Depreciation and Amortization	641	1,244	1,280	2,541
Share-based Compensation and Other Stock Payments	25	76	72	139
Adjusted EBITDA (Non-GAAP)	$(524)	$(204)	$(1,040)	$(54)

Corporate and Other	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Income/(Loss)	$(565)	$199	$(1,856)	$(1,889)
Interest Expense	143	237	283	376
Income Tax Provision/(Benefit)	(932)	(2,527)	(2,045)	(2,868)
Depreciation and Amortization	52	44	103	727
Share-based Compensation and Other Stock Payments	112	248	286	433
Adjusted EBITDA (Non-GAAP)	$(1,190)	$(1,799)	$(3,229)	$(3,221)

BWEN INVESTOR CONTACT:
Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com